UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 31, 2007

CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP. (as company under a Series Supplement to the Standard Terms of Pooling and Servicing Agreement, dated as of August 1,  2007, providing for, inter alia, the issuance of CSMC Asset-Backed Trust 2007-NC1 OSI, CSMC Asset-Backed Pass-Through Certificates, Series 2007-NC1 OSI)

CSMC Asset-Backed Trust 2007-NC1 OSI
(Exact name of issuing entity as specified in its charter)
Credit Suisse First Boston Mortgage Securities Corp.
(Exact name of depositor as specified in its charter)
DLJ Mortgage Capital, Inc.
(Exact name of sponsor as specified in its charter)
Delaware	333-140945-06	13-3320910
(State or Other Jurisdication of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
11 Madison Avenue, New York, New York (Address of Principal Executive Offices)		10010 (Zip Code)

Registrant’s telephone number, including area code, is: (212) 538-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.                                           Regulation FD Disclosure.

Attached hereto as Exhibit 99.1 are yield tables relating to the Certificates issued by the Trust Estate created pursuant to the Series Supplement to the Standard Terms of Pooling and Servicing Agreement, dated as of August 1, 2007, among Credit Suisse First Boston Mortgage Securities Corp., as depositor, DLJ Mortgage Capital, Inc. as seller, U.S. Bank National Association, as trustee, Ocwen Loan Servicing, LLC, as servicer and Select Portfolio Servicing, Inc., as servicer.

This information is being furnished pursuant to Item 7.01, is not to be considered “filed” under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and is not incorporated by reference into any of the Registrant’s previous or future filings under the Securities Act of 1933, as amended, or the Exchange Act.

Exhibit No.	Description
99.1
Yield tables relating to the Certificates issued by the Trust Estate created pursuant to the Series Supplement to the Standard Terms of Pooling and Servicing Agreement, dated as of August 1, 2007, among Credit Suisse First Boston Mortgage Securities Corp., as depositor, DLJ Mortgage Capital, Inc. as seller, U.S. Bank National Association, as trustee, Ocwen Loan Servicing, LLC, as servicer and Select Portfolio Servicing, Inc., as servicer.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CREDIT SUISSE FIRST BOSTON MORTGAGE SECURITIES CORP.

By:	/s/ Kevin Steele
Name:	Kevin Steele
Title:	Vice President

Dated: September 19, 2007

EXHIBIT INDEX

Item 601(a) of Regulation S-K Exhibit No.	Sequentially Numbered Description

99.1
Yield tables relating to the Certificates issued by the Trust Estate created pursuant to the Series Supplement to the Standard Terms of Pooling and Servicing Agreement, dated as of August 1, 2007, among Credit Suisse First Boston Mortgage Securities Corp., as depositor, DLJ Mortgage Capital, Inc. as seller, U.S. Bank National Association, as trustee, Ocwen Loan Servicing, LLC, as servicer and Select Portfolio Servicing, Inc., as servicer.

EXHIBIT 99.1